Exhibit 99

News Release

Contact:

Mark Land

Executive Director - Corporate Communications

(317) 610-2456

mark.d.land@cummins.com

February 2, 2010

Cummins reports strong sales and profits in fourth quarter 2009 — 2010 forecast of $11 billion in sales and 7 percent EBIT in line with 2009 performance

COLUMBUS, IN — Cummins Inc. (NYSE: CMI) today reported that the fourth quarter 2009 was the most profitable fourth quarter in Company history, eclipsing the previous mark set in 2007.

Sales of $3.40 billion grew 3 percent from $3.29 billion in the fourth quarter 2008, while net income attributable to Cummins Inc. increased to $270 million, or $1.36 a share, from $43 million, or 22 cents a share, a year ago.

Earnings Before Interest and Taxes (EBIT) was $383 million or 11.3 percent of sales, compared to $56 million, or 1.7 percent of sales in the fourth quarter 2008. The fourth quarter 2009 results include a pre-tax charge of $4 million to cover the costs associated with restructuring, while the 2008 results included a $37 million pre-tax charge for similar actions. Excluding these charges, fourth quarter 2009 EBIT was $387 million, or 11.4 percent of sales, compared to $93 million, or 2.8 percent of sales in the same period in 2008.

For all of 2009, the Company reported revenues of $10.8 billion, down 25 percent from $14.3 billion in 2008 as a result of the deep global recession that reduced demand in most markets throughout the year. Despite the downturn, Cummins reported solid profit and significant positive cash flow in 2009 as the Company’s results improved on a quarter-to-quarter basis throughout 2009.

EBIT before restructuring and other charges was $774 million, or 7.2 percent of sales — compared to EBIT before restructuring and other charges of $1.26 billion, or 8.8 percent of sales in 2008. Net income attributable to Cummins Inc. in 2009 declined by 43 percent to $428 million, or $2.16 a share, compared to $755 million, or $3.84 a share in 2008. Excluding the restructuring and other charges, full year 2009 earnings per share was $2.49.

The Company reported an increase in cash of $244 million in the fourth quarter and approximately $500 million for all of 2009, driven by broad-based efforts to lower costs, align manufacturing capacity with demand and reduce inventory levels across all its businesses. The Company had $930 million in cash at the end of 2009.

“Given the extraordinarily challenging economic climate throughout much of the year, we are extremely pleased with our financial results for both the fourth quarter and all of 2009,” said Cummins Chairman and Chief Executive Officer Tim Solso. “By taking decisive action early in the recession to bring our costs in line with real demand for our products, and through the hard work of all our people worldwide, we delivered as we promised in 2009: We earned a solid profit during the deepest recession in decades and generated a significant amount of cash while continuing to invest in technologies and programs critical to our success.”

In addition to its strong financial performance, the Company invested significantly in new products in 2009, delivering engines and components that will allow Cummins to meet the most stringent emissions standards in the world and enter new product markets in China and other growing regions.

The Company’s fourth quarter results were driven by continued strength in China, India and Brazil, along with a significant increase for on-highway truck engines and components in North America in advance of new emissions standards that took effect at the beginning of 2010.

Engine segment sales in the fourth quarter jumped by 12 percent compared to the same period in 2008, while Components sales — which are closely tied to engine volumes — grew 8 percent.  When compared to the third quarter of 2009, the gains were even more dramatic: Engine sales increased 51 percent and Components sales were up 24 percent.

At the same time, Cummins’ strong presence in China, India and Brazil continued to play an important role in the Company’s performance in the fourth quarter. The economies in all three countries have rebounded from the recession much more quickly than more mature markets such as the United States and Western Europe. The Company expects revenue in China and India to return to pre-recession levels in 2010, with solid growth also expected in Brazil.

As a result of its fourth quarter performance, Cummins continued its trend of quarter-to-quarter profit gains in 2009, as reflected in the significant increase in EBIT as a percentage of sales over the course of the year. EBIT, excluding restructuring and other charges, has increased each of the past four quarters, growing from 2.8 percent of sales in the fourth quarter 2008 to 11.4 percent of sales in the fourth quarter 2009.

Despite the strong fourth quarter results and the expected continued improvement in large emerging markets, Cummins expects the first half of 2010 to be extremely challenging, especially in the United States and Europe.  The increase in truck engine and components sales in the United States during the fourth quarter was largely the result of OEM customers buying 2009 engines in advance of the EPA emissions regulations, which took effect on Jan. 1, 2010.

Based on current orders and forecasts for the first part of this year, North American truck and bus engine shipments could fall by as much as 80 percent in the first half of 2010, compared to the second half of 2009.  This translates into a 50 percent drop in externally reported revenue for heavy-duty truck and medium-duty truck and bus in the first half of 2010 compared to the second half of 2009

That weakness also will affect the Company’s components businesses, although higher Cummins component content on the 2010 engines and improved truck sales in emerging markets will partially offset this drop in demand.

In addition, the Company is expecting its Power Generation business to perform at levels consistent with 2009. This late-cycle segment bottomed out in the third quarter of 2009 but has yet to resume strong growth.

The weakness in these segments will be offset by continued strong growth in the Company’s distribution business and further improvement in China, India and Brazil. Cummins also expects to see growth across all its business segments in the second half of the year, compared to the first six months.

“In many ways, the first half of 2010 will be more challenging than the environment we faced in the early part of the recession,” said Cummins President and Chief Operating Officer Tom Linebarger. “We will continue to manage our business very conservatively to ensure that we stay focused on our priorities of earning a solid profit throughout the entire downturn, investing in our future and demonstrating that we care about our customers more than anyone else in the industry.”

Based on its current forecasts, Cummins expects 2010 sales and earnings to be similar to its 2009 performance. The Company’s current full-year guidance calls for sales of $11 billion for the year, with an EBIT of 7 percent of sales.

The Company also expects to continue to generate positive cash flow, and intends to significantly increase its capital investment in 2010. Cummins is forecasting capital spending of approximately $400 million in 2010, an increase of nearly 30 percent from 2009, to fund projects critical to the Company’s long-term growth.

The Company will share more details of its long-term growth strategy at a half-day meeting with investment analysts in New York City on March 16.

“We have worked hard to position Cummins to emerge from the current downturn an even stronger company,” Solso said. “The Company is in the best financial condition in its history. I am confident we have the plans and the people in place to resume our strong growth in 2011 and sustain it well into the future.”

Fourth quarter details (all comparisons are to same period in 2008 unless otherwise noted)

Engine Segment

•      Sales - $2.17 billion, up 12 percent

•      Segment EBIT - $211 million (9.7 percent of sales), compared to a loss of $40 million

•      Total on-highway sales increased 58 percent

•      Revenues in worldwide heavy-duty truck rose 52 percent; medium-duty truck and bus grew 44 percent; sales to the light-duty automotive and RV markets increased 106 percent on the launch of 2010 model year Dodge Ram pickup

•      Sales down significantly in most off-highway markets

•      Construction sales down 24 percent; commercial marine down 37 percent; Mining down 12 percent; stationary power down 43 percent;

Power Generation

•      Sales - $601 million, down 32 percent

•      Segment EBIT - $34 million (5.7 percent of sales), down 55 percent from $75 million (8.5 percent of sales)

•      Commercial product sales down 36 percent; commercial projects down 26 percent; Consumer products down 11 percent; Alternators down 34 percent; Power Electronics down 8 percent

•      All major geographic markets declined from previous year, except India, where sales increased 19 percent

•      Despite continued weakness compared to previous year, sales increased 9 percent and segment EBIT improved from 4.2 percent of sales to 5.7 compared to third quarter

Components

•      Sales - $732 million, up 8  percent

•      Segment EBIT - $73 million (10 percent of sales), up from a loss of $6 million

•      Turbocharger sales up 25 percent; Filtration down 12 percent; Emission Solutions up 14 percent; Fuel Systems up 26 percent

•      Drop in Filtration sales almost entirely result of shift of exhaust business to Emission Solutions

•      Fuel systems and Turbocharger sales led by large increases in volumes in North America as result of on-highway engine purchase in advance of 2010 EPA emissions changes

Distribution

•      Sales - $486 million, down 13 percent

•      Segment EBIT - $67 million (13.8 percent of sales), up 5 percent from $64 million (11.5 percent of sales)

•      Stable JV Income, favorable foreign currency movements and lower spending helped lead to improved segment EBIT, despite lower sales.

Joint Ventures

•      Total income - $67 million, up 31 percent from $51 million

•      Engine JVs accounted for all the gain from previous year, led by China JVs

•      China heavy- and medium-duty truck engine end market sales increased a combined 136 percent in the fourth quarter.

Presentation of Non-GAAP Financial Information

EBIT and net income attributable to Cummins Inc. excluding restructuring and other charges are non-GAAP measures used in this release.  Each is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company’s operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information

Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $428 million on sales of $10.8 billion in 2009. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited) (a)

	Three months ended
	December 31,	September 27,	December 31,
In millions (except per share amounts)	2009	2009	2008
NET SALES	$3,400	$2,530	$3,288
Cost of sales	2,627	2,027	2,754
GROSS MARGIN	773	503	534

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	348	304	341
Research, development and engineering expenses	108	90	102
Equity, royalty and interest income from investees (Note 1)	67	57	51
Restructuring and other charges	4	22	37
Other operating income (expense), net	5	3	(3)
OPERATING INCOME	385	147	102

Interest income	3	2	4
Interest expense	9	9	9
Other (expense) income, net (Note 2)	(5)	6	(50)
INCOME BEFORE INCOME TAXES	374	146	47

Income tax expense (benefit) (Note 3)	84	36	(12)
NET INCOME	290	110	59

Less: net income attributable to noncontrolling interests	20	15	16
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$270	$95	$43

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$1.36	$0.48	$0.22
Diluted	$1.36	$0.48	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	198.4	197.4	194.7
Diluted	198.7	197.8	196.6

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.175

(a)          Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited) (a)

	For the years ended
	December 31,	December 31,
In millions (except per share amounts)	2009	2008
NET SALES	$10,800	$14,342
Cost of sales	8,631	11,402
GROSS MARGIN	2,169	2,940

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,239	1,450
Research, development and engineering expenses	362	422
Equity, royalty and interest income from investees (Note 1)	214	253
Restructuring and other charges	99	37
Other operating (expense) income, net	(1)	(12)
OPERATING INCOME	682	1,272

Interest income	8	18
Interest expense	35	42
Other (expense) income, net (Note 2)	(15)	(70)
INCOME BEFORE INCOME TAXES	640	1,178

Income tax expense (Note 3)	156	360
NET INCOME	484	818

Less: net income attributable to noncontrolling interests	56	63
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$428	$755

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$2.17	$3.87
Diluted	$2.16	$3.84

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	197.4	195.0
Diluted	197.7	196.5

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.70	$0.60

(a)          Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (a)

	December 31,	December 31,
In millions (except par value)	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$930	$426
Marketable securities	190	77
Accounts and notes receivable, net	2,004	1,782
Inventories	1,341	1,783
Prepaid expenses and other current assets	538	645
Total current assets	5,003	4,713
Long-term assets
Property, plant and equipment, net	1,886	1,841
Investments and advances related to equity method investees	574	588
Goodwill and other intangible assets, net	592	585
Other assets	761	792
Total assets	$8,816	$8,519

LIABILITIES
Current liabilities
Loans payable	$37	$39
Accounts payable (principally trade)	957	1,009
Accrued expenses	1,438	1,591
Total current liabilities	2,432	2,639
Long-term liabilities
Long-term debt	637	629
Other liabilities	1,727	1,771
Total liabilities	4,796	5,039

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.0 and 221.7 shares issued	1,861	1,793
Retained earnings	3,575	3,288
Treasury stock, at cost, 20.7 and 20.4 shares	(731)	(715)
Common stock held by employee benefits trust, at cost, 3.0 and 5.1 shares	(36)	(61)
Unearned compensation	(1)	(5)
Accumulated other comprehensive loss	(895)	(1,066)
Total Cummins Inc. shareholders’ equity	3,773	3,234
Noncontrolling interests	247	246
Total equity	4,020	3,480
Total liabilities and equity	$8,816	$8,519

(a)          Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (a)

	For the years ended
	December 31,	December 31,
In millions	2009	2008
NET CASH PROVIDED BY OPERATING ACTIVITIES (Note 5)	$1,137	$987

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(310)	(543)
Investments in internal use software	(35)	(82)
Investments in and advances to equity investees	(3)	(89)
Acquisition of businesses, net of cash acquired	(2)	(142)
Proceeds from the sale of an equity investment	—	64
Investments in marketable securities—acquisitions	(431)	(390)
Investments in marketable securities—liquidations	335	409
Cash flows from derivatives not designated as hedges	(18)	(53)
Purchases of other investments	(62)	(62)
Other, net	17	40

Net cash used in investing activities	(509)	(848)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	76	76
Payments on borrowings and capital lease obligations	(97)	(152)
Net borrowings under short-term credit agreements	(2)	33
Distributions to noncontrolling interests	(34)	(24)
Dividend payments on common stock	(141)	(122)
Proceeds from sale of common stock held by employee benefit trust	72	63
Repurchases of common stock	(20)	(128)
Other, net	5	17

Net cash used in financing activities	(141)	(237)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	17	(53)

Net increase (decrease) in cash and cash equivalents	504	(151)

Cash and cash equivalents at beginning of year	426	577
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$930	$426

(a)          Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

In millions	Engine	Power Generation	Components	Distribution	Non-segment items (1)	Total
Three months ended December 31, 2009
External sales	$1,974	$477	$466	$483	$—	$3,400
Intersegment sales	194	124	266	3	(587)	—
Total sales	2,168	601	732	486	(587)	3,400
Depreciation and amortization(2)	50	14	20	3	—	87
Research, development and engineering expense	73	8	27	—	—	108
Equity, royalty and interest income from investees	24	6	4	33	—	67
Restructuring and other charges	—	—	—	—	4	4
Interest income	1	2	—	—	—	3
Segment EBIT	211	34	73	67	(2)	383

Three months ended September 27, 2009
External sales	$1,270	$444	$395	$421	$—	$2,530
Intersegment sales	169	105	196	1	(471)	—
Total sales	1,439	549	591	422	(471)	2,530
Depreciation and amortization(2)	49	13	18	5	—	85
Research, development and engineering expense	59	9	22	—	—	90
Equity, royalty and interest income from investees	16	5	4	32	—	57
Restructuring and other charges	—	—	—	—	22	22
Interest income	1	—	1	—	—	2
Segment EBIT	61	23	31	55	(15)	155

Three months ended December 31, 2008
External sales	$1,590	$675	$468	$555	$—	$3,288
Intersegment sales	346	212	208	2	(768)	—
Total sales	1,936	887	676	557	(768)	3,288
Depreciation and amortization(2)	47	10	16	8	—	81
Research, development and engineering expense	71	10	21	—	—	102
Equity, royalty and interest income from investees	8	6	4	33	—	51
Restructuring and other charges	—	—	—	—	37	37
Interest income	3	—	—	1	—	4
Segment EBIT	(40)	75	(6)	64	(37)	56

For the year ended December 31, 2009
External sales	$5,582	$1,879	$1,562	$1,777	$—	$10,800
Intersegment sales	823	538	793	7	(2,161)	—
Total sales	6,405	2,417	2,355	1,784	(2,161)	10,800
Depreciation and amortization(2)	185	49	73	17	—	324
Research, development and engineering expense	241	33	88	—	—	362
Equity, royalty and interest income from investees	54	22	13	125	—	214
Restructuring and other charges	—	—	—	—	99	99
Interest income	3	3	1	1	—	8
Segment EBIT	252	167	95	235	(74)	675

For the year ended December 31, 2008
External sales	$7,432	$2,601	$2,154	$2,155	$—	$14,342
Intersegment sales	1,378	899	998	9	(3,284)	—
Total sales	8,810	3,500	3,152	2,164	(3,284)	14,342
Depreciation and amortization(2)	180	41	65	25	—	311
Research, development and engineering expense	286	41	95	—	—	422
Equity, royalty and interest income from investees	99	23	14	117	—	253
Restructuring and other charges	—	—	—	—	37	37
Interest income	10	3	3	2	—	18
Segment EBIT	535	376	169	242	(102)	1,220

(1) Includes intercompany eliminations and unallocated corporate expenses.  For the three months and the year ended December 31, 2009, unallocated corporate expenses include $4 million and $99 million of restructuring and other charges and gains of $7 million and $12 million related to flood damages, respectively.  For both the three months and the year ended December 31, 2008, unallocated corporate expenses include $37 million of restructuring and other charges and a $36 million decrease in cash surrender value in corporate owned life insurance (COLI).  For the year ended December 31, 2008, unallocated corporate expenses also included $5 million related to flood damages.  For the three months ended September 27, 2009, unallocated corporate expenses included restructuring and other charges of $22 million and a gain of $8 million related to flood damages.

(2) Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount that is included in our Condensed Consolidated Statements of Income as “interest expense.”

CUMMINS INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT INFORMATION

(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Financial Statements is shown in the table below:

	Three months ended			For the years ended
	December 31,	September 27,	December 31,	December 31,	December 31,
In millions	2009	2009	2008	2009	2008
Segment EBIT	$383	$155	$56	$675	$1,220
Less:
Interest expense	9	9	9	35	42
Income before income taxes	$374	$146	$47	$640	$1,178

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Earnings before interest, taxes, noncontrolling interests and restructuring and other charges

We define EBIT as earnings or loss before interest expense, income tax expense and noncontrolling interests in income of consolidated subsidiaries (EBIT).  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to consolidated net income attributable to Cummins Inc., for each of the applicable periods:

	Three months ended			For the years ended
	December 31,	September 27,	December 31,	December 31,	December 31,
In millions	2009	2009	2008	2009	2008
Earnings before interest, income taxes and restructuring and other charges	$387	$177	$93	$774	$1,257

Earnings before interest expense, income taxes and restructuring and other charges as a percentage of net sales	11.4%	7.0%	2.8%	7.2%	8.8%

Less:
Restructuring and other charges	4	22	37	99	37

Earnings before interest and income taxes	$383	$155	$56	$675	$1,220

EBIT as a percentage of net sales	11.3%	6.1%	1.7%	6.3%	8.5%

Less:
Interest expense	9	9	9	35	42
Income tax expense (benefit)	84	36	(12)	156	360
Net income	290	110	59	484	818

Less:
Net income attributable to noncontrolling interests	20	15	16	56	63
Net income attributable to Cummins Inc.	$270	$95	$43	$428	$755

Net income attributable to Cummins Inc. as a percentage of net sales	7.9%	3.8%	1.3%	4.0%	5.3%

CUMMINS INC. AND SUBSIDIARIES

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding restructuring and other charges

We believe this is a useful measure of our operating performance for the period presented as it illustrates our operating performance without regard to restructuring.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America and may not be consistent with measures used by other companies.  It should be considered supplemental data.  The following table reconciles net income attributable to Cummins Inc. excluding restructuring and other charges to Net income attributable to Cummins Inc. for the three months and the year ended December 31, 2009, the three months and year ended December 31, 2008, and the three months ended September 27, 2009.

	Three months ended						For the years ended
	December 31, 2009		September 27, 2009		December 31, 2008		December 31, 2009		December 31, 2008
In millions	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to Cummins Inc. excluding restructuring and other charges	$272	$1.37	$110	$0.56	$69	$0.35	$493	$2.49	$781	$3.97
Less:
Restructuring and other charges, net(1)	2	0.01	15	0.08	26	0.13	65	0.33	26	0.13
Net income attributable to Cummins Inc.	$270	$1.36	$95	$0.48	$43	$0.22	$428	$2.16	$755	$3.84

(1) During the three months ended December 31, 2009, September 27, 2009, and December 31, 2008, management approved and committed to undertake restructuring actions.  These actions resulted in pretax restructuring and other charges of $4 million, $22 million and $37 million, respectively.  For the years ended December 31, 2009 and 2008, the total pretax restructuring and other charges were $99 million and $37 million, respectively.  These charges included employee-related liabilities for severance and benefits, exit costs and pension and other postretirement benefit curtailment charges.

SUPPLEMENTAL INFORMATION

In 2009, the Power Generation segment reorganized its reporting structure to include the following businesses: Commercial Products, Alternators, Commercial Projects, Power Electronics and Consumer.  Sales by quarter for our Power Generation segment by business for the years 2008 and 2007 were as follows:

2008	Three months ended				Year ended
In millions	March 30, 2008	June 29, 2008	September 28, 2008	December 31, 2008	December 31, 2008
Commercial Products	$444	$555	$559	$558	$2,116
Alternator	156	178	174	178	686
Commercial Projects	86	111	63	68	328
Power Electronics	27	31	35	39	132
Consumer	74	63	57	44	238
Total sales	$787	$938	$888	$887	$3,500

2007	Three months ended				Year ended
In millions	April 1, 2007	July 1, 2007	September 30, 2007	December 31, 2007	December 31, 2007
Commercial Products	$383	$448	$449	$481	$1,761
Alternator	132	156	163	172	623
Commercial Projects	45	44	49	81	219
Power Electronics	26	26	28	28	108
Consumer	89	95	87	78	349
Total sales	$675	$769	$776	$840	$3,060

CUMMINS INC. AND SUBSIDIARIES

SELECTED FOOTNOTE DATA

(Unaudited)

NOTE 1.  EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Income was as follows:

	Three months ended			For the years ended
	December 31,	September 27,	December 31,	December 31,	December 31,
In millions	2009	2009	2008	2009	2008
Distribution Entities
North American distributors	$26	$25	$28	$100	$100
Komatsu Cummins Chile, Ltda.	3	3	2	12	7
All others	1	1	2	3	5

Manufacturing Entities
Dongfeng Cummins Engine Company, Ltd.	15	11	5	33	55
Chongqing Cummins Engine Company, Ltd.	8	8	7	36	30
Tata Cummins Ltd.	3	2	—	5	7
Valvoline Cummins, Ltd.	2	3	—	7	2
Shanghai Fleetguard Filter Co. Ltd.	2	2	1	7	8
Cummins MerCruiser Diesel Marine LLC	(5)	(2)	(2)	(10)	3
All others	5	—	2	3	14
Cummins share of net income	60	53	45	196	231
Royalty and interest income	7	4	6	18	22
Equity, royalty and interest income from investees	$67	$57	$51	$214	$253

NOTE 2.  OTHER (EXPENSE) INCOME

Other (expense) income included the following:

	Three months ended			For the years ended
	December 31,	September 27,	December 31,	December 31,	December 31,
In millions	2009	2009	2008	2009	2008
Other (expense) income:
Change in cash surrender value of corporate owned life insurance	$(5)	$3	$(36)	$(4)	$(36)
Foreign currency (losses) gains	(2)	(1)	(23)	(20)	(46)
Other, net	2	4	9	9	12
Total other (expense) income, net	$(5)	$6	$(50)	$(15)	$(70)

NOTE 3.  INCOME TAXES

Our effective tax rate for the fourth quarter and full year of 2009 was 22.5 percent and 24.4 percent, respectively.  Our income tax provision for the fourth quarter includes benefits totaling $29 million related to adjustments to deferred tax accounts.  Absent these benefits, the effective tax rate for the quarter is 30 percent and the year is 29 percent.  We released $19 million of deferred tax liabilities on foreign earnings now considered to be permanently reinvested outside of the United States and recorded a deferred tax asset of $10 million related to prior period matters.

NOTE 4.  NONCONTROLLING INTERESTS

On January 1, 2009, we adopted changes issued by the Financial Accounting Standards Board to consolidation accounting and reporting.  These changes, among others, require that minority interests be renamed noncontrolling interests and a company present a consolidated net income measure that includes the amount attributable to such noncontrolling interests for all periods presented.

CUMMINS INC. AND SUBSIDIARIES

SELECTED FOOTNOTE DATA

(Unaudited)

NOTE 5.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008, was $326 million and $314 million, respectively.